UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 12, 2010

VIRTUAL RADIOLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001 — 33815 (Commission File Number)	27-0074530 (I.R.S. Employer Identification Number)

11995 Singletree Lane, Eden Prairie, Minnesota (Address of principal executive offices)	55344 (Zip Code)
(952) 595-1100
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
At a special meeting of stockholders held on July 12, 2010, the stockholders of Virtual Radiologic Corporation, a Delaware corporation (the “Company”), approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Viking Holdings Inc. (formerly Viking Holdings LLC), a Delaware corporation (“Parent”), and Viking Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Company’s stockholders cast 9,323,541 votes for and 303,941 votes against the approval and adoption of the Merger Agreement. There were 480 abstentions and broker non-votes with respect to the approval and adoption of the Merger Agreement.
On July 12, 2010, the Company also consummated the merger of Merger Sub with and into the Company (the “Merger”), resulting in the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Providence Equity Partners L.L.C. (“Providence”).
As a result of the Merger, each issued and outstanding share of common stock (including restricted stock) of the Company, other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law, was cancelled and extinguished and automatically converted into the right to receive $17.25 in cash, without interest. Each outstanding stock option of the Company vested in full and was converted into the right to receive an amount in cash equal to (i) the number of shares subject to such option multiplied by (ii) the excess (if any) of $17.25 over the exercise price per share of such option. The total amount of the consideration payable in connection with the Merger is approximately $294 million in cash. The merger consideration was funded by debt financing and equity financing from funds managed by Providence and cash on hand of the Company.
The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report filed on Form 8-K on May 17, 2010 and incorporated by reference herein.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, following completion of the Merger, the Company notified Nasdaq and requested that Nasdaq (i) withdraw the Company’s common stock from listing on Nasdaq prior to the open of trading on July 13, 2010 and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Company’s common stock is no longer listed on Nasdaq. As a result, the Company’s common stock will no longer be listed on Nasdaq. The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03. Material Modifications to Rights of Security Holders.
As a result of the Merger, each issued and outstanding share of common stock (including restricted stock) of the Company, other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and stockholders who have timely perfected and not withdrawn a demand for appraisal rights under Delaware law, was cancelled and extinguished and automatically converted into the right to receive $17.25 in cash, without interest.
Item 5.01. Changes in Control of Registrant.
The information in Item 2.01 is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, effective as of the effective time of the Merger on July 12, 2010, Robert C. Kill, Nabil N. El-Hage, Andrew P. Hertzmark, Mark E. Jennings, Eduard Michel, M.D., Ph.D., Richard J. Nigon, Kevin H. Roche, David L. Schlotterbeck and Brian F. Sullivan (all of the current directors of the Company), resigned from the Company’s board of directors. Immediately following the effective time, Parent, as sole stockholder of the Company, elected Jesse Du Bey as the sole director of the Company.
In connection with the consummation of the Merger and in accordance with the Merger Agreement, the officers of Merger Sub became the officers of the Company as of the effective time of the Merger.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety to read as provided in the Merger Agreement.
Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, became the bylaws of the surviving corporation (except that the name of surviving corporation at the effective time of the Merger was changed to “Virtual Radiologic Corporation”).
The certificate of incorporation and bylaws of the Company, each as amended and restated as provided in the Merger Agreement, are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference into this Item 5.03.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The information in Item 2.01 is incorporated herein by reference.
Item 8.01. Other Events.
On July 12, 2010, pursuant to the terms of the Merger Agreement, the parties consummated the Merger and Merger Sub merged with and into the Company, with the Company being the surviving corporation and a wholly owned subsidiary of Parent.
On July 12, 2010, the Company and Providence issued a joint press release announcing that the parties consummated the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Virtual Radiologic Corporation (filed herewith)

3.2	Amended and Restated Bylaws of Virtual Radiologic Corporation (filed herewith)

99.1	Joint Press Release, dated July 12, 2010, issued by the Company and Providence Equity Partners L.L.C. (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRTUAL RADIOLOGIC CORPORATION
Dated: July 12, 2010	By:	/s/ Michael J. Kolar
		Name:	Michael J. Kolar
		Title:	Vice President, General Counsel and Secretary

VIRTUAL RADIOLOGIC CORPORATION
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Virtual Radiologic Corporation (filed herewith)

3.2	Amended and Restated Bylaws of Virtual Radiologic Corporation (filed herewith)

99.1	Joint Press Release, dated July 12, 2010, issued by Virtual Radiologic Corporation and Providence Equity Partners L.L.C. (filed herewith).